UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2013

STW RESOURCES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52654	20-3678799
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

619 West Texas Avenue, Suite 126, Midland, Texas	79701
Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 686-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

We are filing this Report to disclose certain transactions that have taken place over the past few months.  Due to capital constraints, we were previously unable to file reports at the time such transactions occurred.  Below is a summary of those such events and the related agreements we are required to disclose on a Current Report on Form 8-K; however, the summaries and descriptions below of the related agreements do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, copies of which are attached hereto as Exhibits.

Section 1 – Registrant's Business and Operations
Item 1.01. Entry into a Material Definitive Agreement

Midland Ranchland Hills Golf Club

As disclosed in some of our previously filed reports required to be filed pursuant to the Securities Exchange Act of 1934, as amended, on September 6, 2012, the Company announced that it had signed a contract with Ranchland Hills Golf Club, Midland, TX, to design, build and deliver a proprietary water desalinization facility to produce 700,000 gallons of water a day by converting brackish well water into the equivalent of rain water to maintain the greens and fairways of the golf course.  Under the terms of the contract, the Company initially received payments to engineer and install customized equipment that adds proprietary technology and chemicals to a desalinization membrane technology to increase the amount of fresh water recovered and lower the cost of operation. In the first quarter of 2013, the Company delivered and installed the equipment related to this contract.

Employment Agreements

On September 23, 2013, one of our wholly owned subsidiaries, STW Pipeline Maintenance & Construction, LLC (“Pipeline Maintenance”), entered into an Executive Employment Agreement with Adam Jennings to serve as Pipeline Maintenance's President (the "Jennings Agreement") for a term of one year, unless otherwise terminated or mutually extended.  The Company is a party to the Jennings Agreement only to the extent of the obligations it is required to perform under the Jennings Agreement; Mr. Jennings is not an employee of the Company.  Pursuant to the Jennings Agreement, Mr. Jennings may not accept other employment or engage in activity that may interfere with his duties under the agreement without obtaining the Company's prior written consent.  The Company also agreed to issue an aggregate of 1,200,000 shares of its common stock to Mr. Jennings as a signing bonus, to be issued in four (4) equal installments on each consecutive 90th day following Mr. Jennings employment; provided however that the first installment shall be paid within 30 days of signing the agreement and if Mr. Jennings voluntarily terminates employment before September 20, 2014, he shall return the most recently received installment of such signing bonus back to the Company.  The Company also has sole discretion to grant Mr. Jennings stock options in the Company.  Mr. Jennings is also entitled to receive 10% of Pipeline Maintenance's distributable limited liability company net profits during his employ.  The Company has sole rights to terminate Mr. Jennings' employment for cause.

On September 20, 2013, the Company entered into an Executive Employment Agreement with Joshua Brooks (the "Brooks Agreement"), to serve as the Company's Vice President of Operations, primarily focusing on the Company's oilfield construction, services and maintenance operations and to observe and learn the other activities that the Company is involved in including water processing.  The term of the Brooks Agreement is for a term of one year, unless otherwise terminated or mutually extended.  Pursuant to the Brooks Agreement, Mr. Brooks is entitled to an annual salary of $120,000, which shall be paid on a quarterly basis, in shares of the Company's common stock at a price per share equal to the weighted average trading value of such stock during the same quarter.   As incentive to help develop the operation and profitability of Pipeline Maintenance, Mr. Brooks is entitled to an aggregate of an additional 4,000,000 shares of the Company's common stock upon the occurrence of certain Company milestones in gross sales and/or profit.  As a signing bonus, the Company shall issue Mr. Brooks 2,000,000 shares of its common stock, which Mr. Brooks must return on a pro-rata basis, if he voluntarily resigns before March 20, 2014.  Mr. Brooks shall be entitled to bonuses and stock options, which the Company may award and grant in its sole discretion, and to the benefits offered to similarly situated executives.  The Company shall reimburse Mr. Brooks for reasonable business expenses he incurs while carrying out his duties under the Brooks Agreement, and they shall also reimburse him for use of his personal vehicle at standard mileage rates and provide him with a laptop computer and cellular phone, if needed to carry out such duties.  The Company shall indemnify Mr. Brooks to the fullest extent permitted under Nevada law.  Unless Mr. Brooks is terminated for cause by the Company, which they maintain the right to do, or as a result of disability, Mr. Brooks is entitled to certain severance as set forth in the Brooks Agreement.  Mr. Brooks maintains the right to terminate his employment at any time upon 30 days advance written notice and shall be entitled to all compensation payable up through such thirtieth day, after which all of the Company's obligations (other than indemnification and specific benefits) shall cease.  Pursuant to the Brooks Agreement, Mr. Brooks is under a 1 year non-compete/solicitation agreement.

Financing Arrangements

Service Agreements

Over the last two months, the Company has entered into various service agreements with certain of its executive officers pursuant to which such officers agreed to provide a personal guaranty to lenders and/or suppliers from which the Company's subsidiary, STW Oilfield Construction, LLC ("Oilfield Construction"), seeks to rent or purchase equipment, as specified in each agreement.  In consideration for the personal guaranty, the Company agreed to issue each such officer with that number of shares of its common stock, valued at $0.12 per share, as is equal to the amount of the guaranty (the "Guaranty Shares").  The Company maintains the right to terminate these service agreements at any time with written notice.  The term of each agreement/guaranty is for 6 months.  The following table provides salient information about these services agreements, each of which are attached as an exhibit to this Report.

Name and Title	Date of Agreement	Amount of Personal Guaranty		Guaranty Shares	No. of Shares Owned Following Receipt of Guaranty Shares
Joshua Brooks, Vice President of Operations	September 24, 2013	$45,800	(1)	382,000	382,000
Lee Maddox, Chief Operating Officer	October 1, 2013	$20,000		166,700	2,541,700

(1) Pursuant to the service agreement with Mr. Brooks, any amounts due on a related defaulted lease in excess of 20% of the amount of the personal guaranty, shall be the Company's obligation.  If Brooks' employment with the Company is terminated, the Company shall use its best commercial efforts to have it or a third party assume Brooks' guarantee obligations.

Debt Financing with Revenue Participation

In September and October, the Company issued an aggregate of $236,000 6% convertible original issue discount notes with revenue participation interests (the "Notes") pursuant to two separate private offerings (the "Notes Offering"), each with a maximum offering size of $325,000.  The Notes maintain an original issue discount of $75,000 and are due on or before March 26, 2015; all payments on the Note shall come solely from the Note holder's share of the revenue participation fees, as hereinafter explained.  The Company shall pay each Note Holder out of the Company's share of the Net Operating Revenues, as such term is defined in the Note, of either its Oilfield Construction or STW Energy Services, LLC ("Energy Services") subsidiary, until each Note has been paid in full.  As of the date of this Report, the Company has issued an aggregate of $101,000 Notes to be paid back through revenues received from Oilfield Construction and an aggregate of $135,000 Notes to be paid back through revenues received from Energy Services.  All payments shall be made on a quarterly basis; provided however that only interest shall be paid in the first quarter and thereafter, payments shall follow the payment schedule set forth in the Note, a form of which is attached as an exhibit to this Report.  If payments are not made on the schedule payment date, interest on the Note shall increase to 18% until the Note is paid in full.  The Notes are convertible into shares of the Company's common stock at $0.12 per share, subject to adjustment.  In consideration for the Note, the Company shall issue each Note holder a 2-year warrant to purchase two shares of common stock for each one dollar of such holder's investment, at an exercise price of $0.30 per share; provided however, that the Company shall only issue an aggregate of warrants to purchase up to 650,000 shares.  The Company is required to reserve a sufficient number of shares to be able to issue all of the shares underlying the Notes if same are fully converted.  The Notes are secured by a continuing security interest in the Company's net revenues and proceeds thereof.  A form of the Notes is attached as Exhibit 4.1 to this Report.

The Company has also issued an aggregate of $80,000 6% convertible original issue discount notes with revenue participation interests (the "October Notes") in October 2013, with a maximum offering of $207,000 (the "October Offering"), which shall remain open until December 31, 2013.  The October Offering issued the same securities as those issued in the Notes Offering, however payments on the October Notes out of the Company's share of its subsidiary Pipeline Maintenance's Net Operating Revenues, as such term is defined in the Note, until each Note has been paid in full and such payments shall be made on a monthly basis and then follow a different payment schedule, which is set forth in the October Notes and the exercise price of the warrants to be issued to the holders of the October Notes is $0.20 per share.  A form of the Notes is attached as Exhibit 4.2 to this Report.

The Company requires capital to pay service providers needed to bring the Company current in its SEC filings.  To that end, the Company agreed to a very specific use of proceeds for the October Offering, including paying specific amounts to the Company's auditor, counsel and chief financial officer services.  Accordingly, the parties entered into an Escrow Agreement, pursuant to which all of the proceeds from the October Offering shall be held in an escrow account.  Pursuant to the Escrow Agreement, Seabolt Law Group shall act as escrow agent.  Mr. Seabolt, one of the Company's directors and general corporate counsel, is the principal of the Seabolt Law Group.

Factoring Agreements

On September 26, 2013, Oilfield Construction entered into an accounts receivable factoring facility (the “Factoring Facility”) with Mr. Brooks, the Company's VP of Operations, pursuant to a Loan Agreement (the “Factoring Agreement”), which shall not be deemed an account purchase agreement pursuant to the Texas Finance Code.  The Factoring Facility includes a loan in the amount of $225,000.

The Factoring Facility shall continue until terminated by either party upon 30 days written notice.  The Factoring Facility is secured by a security interest in substantially all of Oilfield Construction's assets pursuant to the terms of a Security Agreement. Under the terms of the Factoring Agreement, Brooks may, at its sole discretion, purchase certain of the Company’s eligible accounts receivable. Upon any acquisition of an account receivable, Brooks will advance to the Company up to 80% of the face amount of the account receivable; provided however, that based upon when each invoice gets paid, Brooks shall pay Oilfield Construction a rebate percentage of between 0-18.5% of the related invoice. Each account receivable purchased by Brooks will be subject to a factoring fee of 1.5% of the gross face amount of such purchased account for each 30 day period (or part thereof) the purchased account remains unpaid. Brooks will generally have full recourse against the Company in the event of nonpayment of any such purchased account.

The Factoring Agreement contains covenants that are customary for agreements of this type and appoints Brooks as attorney in fact for various activities associated with the purchased accounts receivable, including opening Oilfield Construction's mail, endorsing its name on related notes and payments, and filing liens against related third parties. The failure to satisfy covenants under the Factoring Agreement or the occurrence of other specified events that constitute an event of default could result in the acceleration of the repayment obligations of the Company or Brooks enforcing its rights under the Security Agreement and take possession of the collateral. The Factoring Agreement contains provisions relating to events of default that are customary for agreements of this type.

The Company has guaranteed performance of certain of Oilfield Construction's obligations under the Factoring Agreement, pursuant to a Guaranty Agreement with Mr. Brooks, pursuant to which the Company shall guaranty payment of the loan and the related indebtedness thereon.  Pursuant to the Guaranty Agreement, Mr. Brooks may take all reasonable steps to take and hold security for the payment of the obligations under the Guaranty Agreement and the Company granted Mr. Brooks a security interest in any claims the Company may have against Mr. Brooks or Energy Services, as well as the proceeds of any of the foregoing, any of which Mr. Brooks may retain without notice at any time until the guaranteed obligations are paid in full.  Pursuant to the Guaranty Agreement, the Company may not, without Mr. Brooks' prior written consent, transfer or otherwise dispose of a material portion of the Company's assets or any interest thereon.

Section 1 – Registrant's Business and Operations
Item 1.02. Termination of a Material Definitive Agreement

Black Wolf Enterprises, LLC

As disclosed in the Current Report on Form 8-K we filed on January 28, 2013, on January 8, 2013, the Company and Black Pearl Energy, LLC ("BPE"), an entity controlled by Stan Weiner and Lee Maddox, the Company’s Chief Executive Officer and Chief Operating Officer, respectively, entered into an equity exchange agreement (the “Exchange Agreement”) pursuant to which BPE transferred 10% of the outstanding membership interests of Black Wolf Enterprises, LLC, (“Black Wolf”) to the Company in exchange for 7,000,000 shares of the Company’s common stock (the "Pearl Shares").  The Pearl Shares, although supposed to be issued after we amended our articles of incorporation to increase our authorized share capital, were never issued.  Other than the Pearl Shares, the Exchange Agreement did not obligate STW to provide any other assets or commitments in consideration of the transaction contemplated thereby.  The transaction contemplated by the Agreement - the transfer of ownership in Black Wolf - closed on January 8, 2013.  At the time of the Exchange Agreement, Black Wolf commercialized the expertise and services of Lone Wolf Resources, LLC, an environmental and civil construction company operating in the oil and gas industry (“Lone Wolf”). Lone Wolf has worked with the Department of Transportation and the Texas Commission on environmental quality to shape the standards for processing hydrocarbon-impacted soils to a reusable road base. Lone Wolf has completed projects internationally and throughout the United States, including the world's largest in-situ thermal remediation project. BPE is an oilfield service company that has developed an evaporation cover that is conservation friendly, economical and can be floated on to existing ponds or installed during construction for the elimination of evaporation on frac ponds used throughout the oilfield. BPE also provides high quality liners with fusion-welded seams, quality control testing including air tests of seams and destruction testing in West Texas and Eastern New Mexico, and intends to expand into South Texas during the first quarter of this year. Black Wolf combines Lone Wolf’s and BPE’s services and constructs drill sites, reserve pits, frac ponds, roads, pit closings, liners, leak detection systems, evaporation covers, and provides associated maintenance. Black Wolf also offers turnkey services for H-11 permitted ponds, including surveys, engineering and design, and permitting for storage of produced and brine waters as well as utilizes proprietary technologies employed by Lone Wolf in the reclamation of hydrocarbon-impacted soils. Black Wolf is currently negotiating on a number of multi-well packages with many of the largest oil and gas producers in West Texas.  After 4 months of operations, Lone Wolf initiated their termination clause with Black Pearl and Black Wolf.   As a result, Black Wolf was dissolved and we sought to terminate the Exchange Agreement since our investment would no longer be of any value.  On October 14, 2013, we entered into a Rescission Agreement with BPE, pursuant to which BPE has agreed to cancel the Exchange Agreement and unwind the transaction in its entirety; as part of the cancellation, we are not required to issue the Pearl Shares and BPE agreed to indemnify the Company from any and all potential liabilities associated with or arising out of the Black Pearl's business.

Section 3 - Securities and Trading Markets
Item 3.02. Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information set forth in Item 1.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Prior to the July 12, 2013, amendment to our Articles of Incorporation to increase our authorized capital from 100,000,000 shares of common stock to 250,000,000 shares of common stock (the "Amendment"), we did not have sufficient shares of authorized capital to meet all of our outstanding security obligations.  Some of these obligations required us to issue shares of common stock to our officers and directors, pursuant to the agreements we maintain with them or board approved issuances to such persons; following the Amendment, we issued an aggregate of 4,731,250 shares of common stock as follows:

Name	Amount of Shares	Triggering Event
Stanley T. Weiner	625,000	2012 Director Compensation
Manfred E. Birnbaum	625,000	2012 Director Compensation
D. Grant Seabolt, Jr.	625,000	2012 Director Compensation
Joseph I. O'Neill III	625,000	2012 Director Compensation
Audry Lee Maddox	356,250	2012 Director Compensation (156,250 shares) & Director Appointment Shares (200,000)
Dale F. Dorn	625,000	2012 Director Compensation
Paul DiFrancesco	625,000	2012 Director Compensation
Bill G. Carter	625,000	2012 Director Compensation

Section 3 - Securities and Trading Markets
Item 3.03. Material Modification to Rights of Security Holders

Debt Extension

During 2012, the Company issued to certain accredited investors, new 14% Convertible Notes with an aggregate principal amount of $2,380,975.  The Company also issued 302,500 to the placement agent warrants under the same terms.  These notes are due on November 30, 2013 and otherwise have the same terms as the 14% Notes the Company issued in 2011.  In light of the Company's current cash position, we recently received consent to extend the maturity date of such notes (the "Extension") from the holders of approximately 72% of the outstanding principal amount of such notes and we continue to seek the consent form the remaining note holders.  Pursuant to the Extension, the maturity date shall be extended to June 1, 2015.  In consideration for their consent to the Extension, the Company agreed to issue each of the consenting note holders additional shares of the Company's common stock in an amount equal to one half of the original principal amount of such holder's note.

Although we continue to seek consent from the remaining note holders, there can be no assurance that we will receive it from any or all of these holders.  The notes provide us with a 30 day cure period, but if we are unable to pay the notes when they become due, the note holders maintain the right to demand immediate payment of all outstanding principal and interest or maintain the note at an increased default interest rate of 18% per annum until we remedy the default.  If we do not receive consent to extend the maturity date of the notes from the remaining note holders, the notes are not converted into equity or we do not otherwise restructure such debt, our current operations do not generate sufficient cash to pay the interest and principal on these obligations when they become due. Accordingly, there can be no assurance that we will be able to pay these or other obligations which we may incur in the future.

Section 5 - Corporate Governance and Management
Item 5.02. Election of Directors; Appointment of Certain Officers

On October 21, 2013, the Board of Directors appointed Mr. Robert J. Miranda as the Company's Chief Financial Officer.  Mr. Miranda is 61 years of age and does not maintain a familial relationship with any of the Company's other officers or directors.  Mr. Miranda has over thirty-five years of professional experience, encompassing accounting, auditing, business turnaround, finance operations, and management consulting.  He is knowledgeable with a wide variety of industries, such as manufacturing, oil and gas, government, real estate, aerospace and defense, automotive, consumer products, distribution, engineering and construction, financial services, healthcare, and technology in both the private and public sectors for domestic and international organizations. Since August 2007, Mr. Miranda has been the managing director of Miranda & Associates, a professional accountancy corporation that has offices in San Diego and Newport Beach, California ("Miranda Associates").  From March 2003 through October 2007, Mr. Miranda was a Global Operations Director at Jefferson Wells, where he specialized in providing Sarbanes-Oxley compliance reviews for public companies.  Mr. Miranda was a national director at Deloitte & Touche where he participated in numerous audits, corporate finance transactions, mergers and acquisitions.   Mr. Miranda is a licensed Certified Public Accountant and has over 35 years of experience in accounting, including experience in Sarbanes-Oxley compliance, auditing, business consulting, strategic planning and advisory services, making him a well qualified candidate to serve as the Company's CFO.  He served as Chief Financial Officer of Balqon Corporation (BLQN) from October 2008 through October 2012.  He served as Chief Executive Officer and Chief Financial Officer of Victory Energy Corporation (VYEY) from May 2009 through December 2011.  He served as chairman of the board and audit committee of Victory Energy Corporation from December 2011 to October 2013.  Since February 2012, Mr. Miranda has served as chief financial officer and director of Saleen Automotive, Inc. (SLNN). Mr. Miranda has a bachelor’s degree in Business Administration from the University of Southern California, a certificate from the Owner/President Management Program from the Harvard Business School and membership in the American Institute of Certified Public Accountants.  He is a certified public accountant licensed in California.

Mr. Miranda will provide his CFO services to the Company through its engagement of Miranda Associates pursuant to an engagement agreement between Miranda Associates and the Company; although Miranda Associates provides auditing services to various companies, neither it nor Mr. Miranda will be providing such services to the Company.  The overall objective of the engagement is to provide the Company with management oversight services of a qualified CFO and provide related professional accounting and advisory services, as requested by the Company.  Miranda Associates and its employees working with the Company pursuant to the engagement agreement shall be considered independent contractors.  However, pursuant to the CFO Services Addendum to the engagement agreement, the Company is employing Mr. Miranda as its CFO, whose employment the Company may terminate upon death, disability or for cause and which both parties may terminate without cause, with written notice thereof.  Based on the work load contemplated in the engagement agreement and the fees associated therewith, the fees for the initial work is estimated at $50,000 and it is expected that annual amounts payable to Miranda Associates for Mr. Miranda’s continuing CFO services will likely exceed $120,000. Miranda Associates maintains the right to elect to have its fees paid in shares of the Company's common stock, the value of which shall be based on 50% of the then current market value of such shares.

On October 24, 2013, pursuant to their rights granted under Article II, Section 1 of the Company's Amended and Restated Bylaws, the Company's Board of Directors appointed R.H. (Tibaut) Bowman to fill the last vacancy on the board.  R.H. Tibaut Bowman is an attorney and investor in San Antonio, Texas.  Mr. Bowman has been active in the practice of oil and gas law and in the oil and gas business for 40 years, previously as a partner in the firm of Gresham, Davis, Gregory, Worthy, and Moore, and, since 1993, in private practice.  Mr. Bowman is a graduate of the University of Texas (BBA- Finance ’69, JD ’72). He presently serves on the Boards and  as a general counsel for two independent oil and gas exploration companies with headquarters in South Texas and operations in various states, and also on the Board of Kuper Sotheby’s International Realty.  Mr. Bowman also previously served on the Board and as general counsel for the NYSE Company Fox Photo, and has extensive experience in mergers, acquisitions, and divestures in various areas including real estate, retail, wholesale businesses, and oil & gas, in both public and private sectors.  He is the owner and Chairman of Coldwater Creek Cattle Company, a private family investment, ranching and real estate company.  Mr. Bowman has served on the Boards and/or President of numerous civic organizations, educational institutions, social clubs, and charitable organizations such as The Southwest Foundation for Biomedical Research (ex officio- President of the Argyle), The Bexar County Eagle Scout Review Board, The San Antonio Livestock Association (Lifetime Director Emeritus), The San Antonio Zoo, St. Mary’s Hall, and The Petroleum Club of San Antonio.

Upon appointment, the Company entered into a Board Appointment Agreement with Mr. Bowman, pursuant to which Mr. Bowman shall receive $75,000 annually, in either cash or shares of the Company's common stock, in their sole discretion.  Mr. Bowman is similarly entitled to receive a $1,000 fee for each Board meeting he attends and shall be reimbursed all reasonable expenses associated with him carrying out his duties.  The agreement also contains a non-compete agreement during the term of Mr. Bowman's services and for one year thereafter.  Either party can terminate the agreement upon 30 days written notice and the Company may be responsible to pay all accrued salary and expenses to the date of termination as set forth in the agreement.

Section 8 - Other Events
Item 8.01. Other Events

Subsidiaries

Effective June 30, 2013, STW Resources Holding Corp. (the “Company”) formed a new subsidiary, STW Oilfield Construction, LLC (“Oilfield Construction”), a Texas limited liability company. The Company is the sole member of Oilfield Construction, owning 100% of the membership interest in such entity, which is managed by the Company's CEO and COO, as well as one of the Company's directors and an employee of the Company.

Effective September 20, 2013, the Company formed another new subsidiary, STW Pipeline Maintenance & Construction, LLC (“Pipeline Maintenance”), a Texas limited liability company. The Company is the sole member of Pipeline Maintenance, owning 100% of the membership interest in such entity, which is managed by its members.

The information contained in this Current Report on Form 8-K is not an offerto sell or the solicitation of an offer to buy the Company's common stock or any other securities of the company, but merely included to disclose the terms of the transaction mentioned herein.

Section 9 - Financial Statements and Exhibits
Item 9.01  Exhibits

Exhibit No.	Description
4.1	Form of 6% Convertible Original Issue Discount Notes with Revenue Participation Interests
4.2	Form of 6% Convertible Original Issue Discount Notes with Revenue Participation Interests
4.3	Form of Warrant
10.1	Executive Employment Agreement with Joshua Brooks
10.2	Employment Agreement between STW Pipeline Maintenance & Construction, LLC and Adam Jennings
10.3	Form of Service Agreement with Joshua C. Brooks
10.4	Form of Service Agreement with Lee Maddox
10.5	Rescission Agreement between the Company and Black Pearl Energy, LLC dated October 14, 2013
10.6	Form of Guaranty Agreement between the Company and Joshua C. Brooks
10.7	Form of Loan Agreement between STW Oilfield Construction, LLC and Joshua Brooks
10.8	Form of Account Purchase Agreement between STW Oilfield Construction, LLC and Joshua Brooks
10.9	Form of Escrow Agreement between the Company and Seabolt Law Group
10.10	Form of Security Agreement STW Oilfield Construction, LLC and Joshua Brooks
10.11	Form of Engagement Agreement with Miranda & Associates, LLC, including the Addendum
10.12	Form of Board of Directors Appointment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2013	STW Resources Holding Corp.

	By:	/s/ Stanley Weiner
Stanley Weiner, CEO